Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “DEMANDWARE, INC.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 2009, AT 11:38 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3765916 8100 090355299
/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: 7241215 DATE: 04-13-09

State of Delaware Secretary of State Division of Corporations Delivered 11:38 AM 04/13/2009 FILED 11:38 AM 04/13/2009 SPV090355299 3765916 FILE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF DEMANDWARE, INC.

Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware

Demandware, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:	The name of the Corporation is Demandware, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 18, 2004 under the name “SSE Holdings, Inc.” An Amended and Restated Certificate of Incorporation of SSE Holdings, Inc. (“SSE”) was filed with the Secretary of State of the State of Delaware on April 7, 2004. A Second Amended and Restated Certificate of Incorporation of SSE was filed with the Secretary of State of the State of Delaware on August 4, 2004. A Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 13, 2005. A Certificate of Second Amendment of Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 10, 2005. A Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 20, 2005. A Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 2, 2007. A Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 15, 2008.

SECOND:	The Board of Directors, on April 7, 2009, in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware, duly and unanimously adopted the following resolutions setting forth the Fifth Amended and Restated Certificate of Incorporation of the Corporation and declaring said Fifth Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Fifth Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. This Fifth Amended and Restated Certificate of Incorporation amends and restates the provisions of the present Fourth Amended and Restated Certificate of Incorporation of the Corporation, as amended.

THIRD:	Immediately upon filing this Fifth Amended and Restated Certificate of Incorporation, the text of the present Fourth Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated to read in full as set forth herein:

ARTICLE I

The name of this corporation is Demandware, Inc. (the “Corporation” or the “Company”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1220 N. Market Street, Suite 850, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is Delaware Corporate Services Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Upon the filing of this Fifth Amended and Restated Certificate of Incorporation, the total number of shares of stock that the Corporation shall have authority to issue is (i) 48,510,196 shares of preferred stock, par value $.01 per share (“Preferred Stock”), 9,564,000 shares of which shall be designated as Series A Convertible Preferred Stock, par value $.01 per share (“Series A Preferred Stock”), 11,165,557 shares of which shall be designated as Series B Convertible Preferred Stock, par value $.01 per share (“Series B Preferred Stock”), 16,234,236 shares of which shall be designated as Series C Convertible Preferred Stock, par value $.01 per share (“Series C Preferred Stock”), and 11,546,403 shares of which shall be designated as Series D Convertible Preferred Stock, par value $.01 per share (“Series D Preferred Stock”) and (ii) 70,000,000 shares of common stock, par value $.01 per share (“Common Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2. Voting. Each holder of the Common Stock is entitled to one vote for each share of Common Stock held on all matters on which such holder is entitled to vote. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3. Dividends. Subject to the restrictions and limitations set forth in this Fifth Amended and Restated Certificate of Incorporation, dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors.

4. Liquidation. Subject to any preferential rights of any then outstanding Preferred Stock, upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock as a class distinct from the Preferred Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

B.	PREFERRED STOCK.

1. Voting.

(a) General. Except as may be otherwise provided in this Fifth Amended and Restated Certificate of Incorporation or by law, the holders of Preferred Stock shall vote together with all other classes of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible pursuant to Paragraph 5 below.

(b) Board Size. Subject to the provisions of Paragraph 1(c) below, the Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as one class, increase or decrease the authorized number of directors constituting the Board of Directors to a number other than seven (7).

(c) Board Seats.

(i) The holders of the Preferred Stock, voting separately as one class, shall be entitled to elect two (2) directors (the “Preferred Directors”) of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors.

(ii) At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least two-thirds (66 2/3%) of the voting power of the then outstanding shares of Preferred Stock, shall constitute a quorum of the Preferred Stock for the election of the Preferred Directors (and, in the absence of such quorum, the holders of record of a majority of the voting power present in person or by proxy of the Preferred Stock shall have power to adjourn the meeting for the election of the Preferred Directors without notice other than announcement at the meeting). If there shall be a vacancy in the office of a Preferred Director, then a director to hold office for the unexpired term of such Preferred directorship may be elected solely by the vote of holders of the shares of the Preferred Stock then outstanding, representing at least two-thirds (66 2/3%) of the voting power of the then outstanding shares of Preferred Stock. The directors shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified. Notwithstanding the foregoing, any Preferred Director may be removed during his or her term of office without cause, by, and only by at least two-thirds (66 2/3%) of the voting power of all the outstanding shares of Preferred Stock entitled to vote given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in this subparagraph 1(c). The holders of outstanding shares of Preferred Stock may, in their sole discretion, determine not to elect one or more Directors as provided herein from time to time, and during any such period the Board of Directors shall not be deemed unduly constituted solely as a result of such vacancy.

2. Dividends.

(a) General. In the event the Board of Directors of the Corporation shall declare a dividend (other than a dividend payable solely in Common Stock) payable upon the then outstanding shares of the Common Stock of the Corporation, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Preferred Stock as would have been payable on the largest number of whole shares of Common Stock into which all shares of Preferred Stock held by each holder thereof if such Preferred Stock had been converted to Common Stock pursuant to the provisions of Paragraph 5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends. All dividends declared upon the Preferred Stock pursuant to this Paragraph 2(a) shall be declared and paid pro rata per share. No such dividend shall be paid on the Common Stock or the Preferred Stock pursuant to this Paragraph 2(a) unless all Accruing Dividends (as defined below) (accrued through the date that such dividend is paid) have been paid in full.

(b) Accruing Dividends. From and after the date of the issuance of any shares of Series D Preferred Stock, the holders of such shares of the Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, dividends at the rate per annum of $0.10392850 per share, subject to equitable adjustment to reflect any stock dividend, stock split, reverse stock split or other similar event affecting the Series D Preferred Stock (the “Series D Accruing Dividends”). From and after the date of the issuance of any shares of Series C Preferred Stock, the holders of such shares of the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, dividends at the rate per annum of $0.10392850 per share, subject to equitable adjustment to reflect any stock dividend, stock split, reverse stock split or other similar event affecting the Series C Preferred Stock (the “Series C Accruing Dividends”). From and after the date of the issuance of any shares of Series B Preferred Stock, the holders of such shares of the Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, dividends at the rate per annum of $0.08812816 per share, subject to equitable adjustment to reflect any stock dividend, stock split, reverse stock split or other similar event affecting the Series B Preferred Stock (the “Series B Accruing Dividends”). From and after the date of the issuance of any shares of Series A Preferred Stock, the holders of such shares of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, dividends at the rate per annum of $0.08 per share, subject to equitable adjustment to reflect any stock dividend, stock split, reverse stock split or other similar event affecting the Series A Preferred Stock (the “Series A Accruing Dividends,” and, together with the Series B Accruing Dividends, the Series C Accruing Dividends and the Series D Accruing Dividends, the “Accruing Dividends”). The Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative; provided however, that except as provided in Paragraphs 2(a), 3 and 6, the Corporation shall be under no obligation to pay such Accruing Dividends unless so declared by the Board of Directors; provided, further, however, that any payment of Accruing Dividends so declared shall be paid on pari passu basis among the holders of Preferred Stock.

3. Liquidation, Dissolution and Winding-up.

(a) Upon any liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), whether voluntary or involuntary, the holders of the shares of Preferred Stock then outstanding shall first be entitled to be paid out of assets of the Corporation available for distribution to its stockholders a per share amount equal to (i) with respect to the Series D Preferred Stock (x) $1.299106 (such amount, as adjusted from time to time, to reflect any stock split, stock dividend, reverse stock split or similar event affecting the number of issued and outstanding shares of Series D Preferred Stock, the “Series D Original Issue Price”) plus (y) the amount of the Series D Accruing Dividends unpaid thereon, plus (z) an amount equal to any dividends per share declared but unpaid thereon (other than the Series D Accruing Dividends) as of the date of such Liquidation Event (such aggregate amount described in clauses (x), (y) and (z) payable with respect to one share of Series D Preferred Stock being sometimes referred to as the “Series D Liquidation Preference Payment” and with respect to all shares of Series D Preferred Stock being sometimes referred to as the “Series D Liquidation Preference Payments”), (ii) with respect to the Series C Preferred Stock (x) $1.299106 (such amount, as adjusted from time to time, to reflect any stock split, stock dividend, reverse stock split or similar event affecting the number of issued and outstanding shares of Series C Preferred Stock, the “Series C Original Issue Price”) plus (y) the amount of the Series C Accruing Dividends unpaid thereon, plus (z) an amount equal to any dividends per share declared but unpaid thereon (other than the Series C Accruing Dividends) as of the date of such Liquidation Event (such aggregate amount described in clauses (x), (y) and (z) payable with respect to one share of Series C Preferred Stock being sometimes referred to as the “Series C Liquidation Preference Payment” and with respect to all shares of Series C Preferred Stock being sometimes referred to as the “Series C Liquidation Preference Payments”), (iii) with respect to the Series B Preferred Stock (x) $1.101602 (such amount, as adjusted from time to time, to reflect any stock split, stock dividend, reverse stock split or similar event affecting the number of issued and outstanding shares of Series B Preferred Stock, the “Series B Original Issue Price”) plus (y) the amount of the Series B Accruing

Dividends unpaid thereon, plus (z) an amount equal to any dividends per share declared but unpaid thereon (other than the Series B Accruing Dividends) as of the date of such Liquidation Event (such aggregate amount described in clauses (x), (y) and (z) payable with respect to one share of Series B Preferred Stock being sometimes referred to as the “Series B Liquidation Preference Payment” and with respect to all shares of Series B Preferred Stock being sometimes referred to as the “Series B Liquidation Preference Payments”) and (iv) with respect to the Series A Preferred Stock (x) $1.00 (such amount, as adjusted from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the number of issued and outstanding shares of Series A Preferred Stock, the “Series A Original Issue Price”), per share plus (y) the amount of the Series A Accruing Dividends unpaid thereon, plus (z) an amount equal to any dividends per share declared but unpaid thereon (other than the Series A Accruing Dividends) as of the date of such Liquidation Event (such aggregate amount described in clauses (x), (y) and (z) payable with respect to one share of Series A Preferred Stock being sometimes referred to as the “Series A Liquidation Preference Payment” and with respect to all shares of Series A Preferred Stock being sometimes referred to as the “Series A Liquidation Preference Payments”). The Series D Liquidation Preference Payments, the Series C Liquidation Preference Payments, the Series B Liquidation Preference Payments and the Series A Liquidation Preference Payments shall be paid on a pari passu basis, before any payment shall be made to the holders of Common Stock or any other stock ranking on liquidation junior to the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock (including, without limitation, the Common Stock). If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall be insufficient to permit payment to such holders of the full preferential payments aforesaid, then all of the assets of the Corporation available for distribution to holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall be distributed pari passu among such holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, so that each holder receives that portion of the assets available for distribution as the amount of the full liquidation preference payment to which such holder would otherwise be entitled bears to the amount of the full liquidation preference payments to which all holders of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock would otherwise be entitled pursuant to this Paragraph 3.

(b) Upon any Liquidation Event, immediately after the holders of Series D Preferred Stock shall have been paid in full the Series D Liquidation Preference Payments, the holders of Series C Preferred Stock shall have been paid in full the Series C Liquidation Preference Payments, the holders of Series B Preferred Stock shall have been paid in full the Series B Liquidation Preference Payments and the holders of Series A Preferred Stock shall have been paid in full the Series A Liquidation Preference Payments, the remaining assets of the Corporation available for distribution shall be distributed among the holders of the shares of Series D Preferred Stock and Common Stock with equal priority and pro rata according to the number of shares of Common Stock held or deemed to be held by such holders, treating for this purpose all shares of Series D Preferred Stock as if they had been converted to Common Stock pursuant to the terms of this Fifth Amended and Restated Certificate of Incorporation immediately prior to such Liquidation Event; provided, however, that the aggregate amount which the holders of Series D Preferred Stock are entitled to receive under this subparagraph 3(b) shall be limited to $2.598212 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series D Preferred Stock) (the “Maximum Participation Amount”). If, following the payment to the holders of Series D Preferred Stock of the Maximum Participation Amount, there remain assets to be distributed, such assets shall be distributed to the holders of Common Stock according to the number of shares of Common Stock held by them.

(c) If, in the case of any Liquidation Event, the amount which the holder of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock would, if such holder converted such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, into Common Stock immediately prior to such Liquidation Event (or any applicable record date in connection with such Liquidation Event), be entitled to receive is greater than the aggregate amount which such holder would, if such holder did not so convert such share into Common Stock, be entitled to receive pursuant to subparagraph 3(a) and, in the case of the Series D Preferred Stock, subparagraph 3(b), then such holder shall receive such greater amount (instead of such amounts pursuant to subparagraphs 3(a) and 3(b)) pursuant to such transaction without first having converted such shares into Common Stock. In calculating whether a particular series of Preferred Stock would receive more under this subparagraph 3(c) than it would under subparagraphs 3(a) and 3(b), the conversion of each other series of Preferred Stock is to be assumed if and only if such other series of Preferred Stock would receive upon such conversion more than it would receive under subparagraphs 3(a) and 3(b).

(d) Written notice of any Liquidation Event stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by facsimile not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

(e) The (x) consolidation or merger of the Corporation into or with any other entity or entities (except a consolidation or merger in which the shares of the Corporation outstanding immediately prior to the closing of such consolidation or merger represent or are converted into shares of the surviving entity that represent at least a majority of the total number of shares of the surviving entity that are outstanding or reserved for issuance immediately after the closing of the consolidation or merger), (y) the sale or transfer by the Corporation of all or substantially all its assets, or (z) the sale, exchange or transfer by the Corporation’s stockholders and/or the Corporation (other than in connection with any sale of securities by the Corporation in a financing transaction), in a single transaction or series of related transactions, of capital stock representing a majority of the voting power at elections of directors of the Corporation shall each be deemed to be a Liquidation Event (a “Deemed Liquidation Event”) within the meaning of the provisions of this Paragraph 3; provided, however, that the holders of at least two-thirds (66 2/3%) of the voting power of the then outstanding shares of Preferred Stock, shall have the right to elect that such event shall not be deemed a Liquidation Event within the meaning of this

Paragraph 3 and that the provisions of Paragraph 5(g) hereof shall apply to all holders of Preferred Stock.

(f) In the event of a Deemed Liquidation Event, if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law of Delaware within 60 days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Preferred Stock no later than the 60th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Preferred Stock, and (B) if the holders of the then outstanding shares of Preferred Stock, representing at least two-thirds (66 2/3%) of the voting power of the then outstanding shares of Preferred Stock, so request in a written instrument delivered to the Corporation not later than 75 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities, as determined in good faith by the Board of Directors of the Corporation) (the “Net Proceeds”) to redeem, to the extent legally available therefor, on the 90th day after such Deemed Liquidation Event (the “Liquidation Redemption Date”), (i) all outstanding shares of Series D Preferred Stock at an aggregate price equal to the Series D Liquidation Preference Payments, (ii) all outstanding shares of Series C Preferred Stock at an aggregate price equal to the Series C Liquidation Preference Payments, (iii) all outstanding shares of Series B Preferred Stock at an aggregate price equal to the Series B Liquidation Preference Payments and (iv) all outstanding shares of Series A Preferred Stock at an aggregate price equal to the Series A Liquidation Preference Payments. In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall apply such Net Proceeds or such lawfully available funds, as the case may be, to the redemption of the outstanding shares of the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock on a pari passu basis, so that each holder receives that portion of the assets available for distribution as the amount of the full liquidation preference payment to which such holder would otherwise be entitled bears to the amount of the full liquidation preference payments to which all holders of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock would otherwise be entitled pursuant to this paragraph 3(f), and, where such redemption is limited by the amount of lawfully available funds, the Corporation shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Paragraph 6 below shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this subparagraph. Prior to the distribution or redemption provided for in this subparagraph, the Corporation shall not expend or dissipate the Net Proceeds, except to discharge expenses incurred in the ordinary course of business.

(g) If any assets of the Corporation distributed to the stockholders or any consideration to be delivered to the stockholders upon any Liquidation Event are other than cash, then the value of such assets or consideration shall be their fair market value, as determined in good faith by the Board of Directors of the Corporation (including the approval of the Preferred Directors), except that any securities to be distributed to the stockholders upon any Liquidation Event shall be valued as follows: (i) unless otherwise specified in a definitive agreement for the acquisition of the Corporation, if traded on a nationally recognized securities exchange or inter-dealer quotation system, the value of such securities shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty-one (21) trading days (or all such trading days on which such securities have been traded if fewer than twenty-one (21) days) preceding the consummation of such Liquidation Event; (ii) if clause (i) does not apply but the securities are traded over-the-counter, then, unless otherwise specified in a definitive agreement for the acquisition of the Corporation, the value shall be deemed to be the average of the closing bid prices over the twenty-one (21) trading days (or all such trading days on which such securities have been traded if fewer than twenty-one (21) days) preceding the consummation of such Liquidation Event; and (iii) if there is no active public market, the value of such securities shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation (including the approval of the Preferred Directors). The method of valuation of securities subject to any restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) of this subparagraph 3(g) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation and the holders of at least two-thirds (66 2/3%) of the voting power of the outstanding shares of Preferred Stock.

4. Restrictions. For so long as at least 3,068,560 shares of Preferred Stock remain outstanding (such amount subject to equitable adjustment from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the number of issued and outstanding shares of Preferred Stock), except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Fifth Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law or this Fifth Amended and Restated Certificate of Incorporation, without the consent of the holders of at least two-thirds (66 2/3%) of the voting power of the then outstanding shares of Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as one class, the Corporation will not:

(a) Consent to or consummate any Liquidation Event or any other merger, consolidation, liquidation, dissolution or winding up of the Corporation or any other sale by the Corporation of all or substantially all of its assets (other than a merger of the Corporation with a wholly-owned subsidiary of the Corporation in which the Corporation is the surviving corporation in the merger and the certificate of incorporation of the Corporation is not amended);

(b) Amend, alter or repeal any provision of the Fifth Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, whether such amendment, alteration or repeal shall be accomplished by means of a merger, consolidation or otherwise;

(c) Purchase or redeem, or set aside any sums for the purchase or redemption of, or declare or pay any dividend or make any distribution on, any shares of stock other than the Preferred Stock, except for (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock (ii) shares of Common Stock repurchased from employees, officers, directors or consultants at cost pursuant to stock restriction agreements or similar agreements and (iii) the redemption of the Preferred Stock pursuant to Paragraph 6 hereof;

(d) Incur indebtedness for borrowed money in an aggregate amount, at any one time outstanding, exceeding $500,000;

(e) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock, as to dividends and the distribution of assets upon a Liquidation Event and with respect to the payment of dividends and redemption rights, or increase the authorized amount of any series of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to any such series of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock as to dividends and the distribution of assets upon a Liquidation Event and with respect to the payment of dividends and redemption rights, whether any such creation, authorization or increase shall be by means of amendment to this Fifth Amended and Restated Certificate of Incorporation or by merger, consolidation or otherwise;

(f) Create or authorize the creation of any bond, note, obligation or other security convertible or exchangeable for or having rights to purchase shares of Preferred Stock or shares of any other class or series of stock of the Company, unless the same ranks junior to the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock as to dividends and the distribution of assets upon a Liquidation Event and with respect to the payment of dividends and redemption rights, whether any such creation, authorization or increase shall be by means of amendment to this Fifth Amended and Restated Certificate of Incorporation or by merger, consolidation or otherwise;

(g) Increase the number of shares of Common Stock reserved by the Corporation for issuance to employees, officers, consultants, advisors or consultants of the corporation pursuant to any plan, agreement or arrangement beyond 14,718,646 (such number appropriately adjusted to reflect the occurrence of any event described in subparagraph 5(f) the “Reserved Employee Shares”); or

(h) Amend the vesting schedule applicable to any Reserved Employee Shares or other shares of Common Stock owned by employees, officers, directors, consultants or advisors subject to stock restriction agreements or similar agreements.

Notwithstanding the foregoing, the Corporation may engage in or otherwise cause to occur the transactions described in the foregoing subparagraphs (d), (g) and (h) without obtaining the foregoing consent from the holders of the Preferred Stock so long as such transactions have been approved in advance by a majority of the members of the Board of Directors of the Corporation, which majority includes the Preferred Directors.

5. Conversion of the Preferred Stock. The holders of shares of Preferred Stock shall have the following conversion rights:

(a) Right to Convert. Subject to the terms and conditions of this Paragraph 5, the holder of any share or shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock (except that upon any Liquidation Event or Deemed Liquidation Event, the right of conversion shall terminate at the close of business on the business day immediately preceding the date fixed for payment of the amounts distributable on the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock) into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series D Preferred Stock shall be entitled upon conversion shall be obtained by (i) multiplying the number of shares of Series D Preferred Stock so to be converted by the Series D Original Issue Price and (ii) dividing the result by the conversion price of $1.299106 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this Paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series D Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series D Conversion Price”). The number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon conversion shall be obtained by (i) multiplying the number of shares of Series C Preferred Stock so to be converted by the Series C Original Issue Price and (ii) dividing the result by the conversion price of $1.299106 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this Paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series C Conversion Price”). The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be obtained by (i) multiplying the number of shares of Series B Preferred Stock so to be converted by the Series B Original Issue Price and (ii) dividing the result by the conversion price of $1.101602 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this Paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series B Conversion Price”). The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be obtained by (i) multiplying the number of shares of Series A Preferred Stock so to be converted by the Series A Original Issue Price and (ii) dividing the result by the conversion price of $1.00 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this Paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series A Conversion Price”). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Paragraph 6 hereof, the conversion rights pursuant to this subparagraph 5(a) of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the conversion rights for such shares shall continue until such price is paid in full. Notwithstanding any other provisions hereof, if a conversion of Preferred Stock is to be made in connection with any transaction affecting the Corporation, the conversion of any shares of Preferred Stock, may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated, subject in all events to the terms hereof applicable to such transaction.

(b) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 5(a) and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price or the Series A Conversion Price, as applicable, shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c) Fractional Shares; Partial Conversion. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any such conversion with respect to any cash dividends previously payable on the Common Stock issued upon such conversion. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock, as applicable, represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 5(c), be delivered upon such conversion (after aggregating all fractional shares resulting from such conversion by such holder into whole shares, as applicable), the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of

Directors of the Corporation, and based upon the aggregate number of shares of Preferred Stock surrendered by any one holder.

(d) Adjustment of Conversion Price Upon Issuance of Common Stock. Except as provided in subparagraphs 5(e) and 5(f), if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5(d)(i) through 5(d)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series D Conversion Price in effect immediately prior to the time of such issue or sale (such Series D Conversion Price being appropriately adjusted to reflect the occurrence of any event described in subparagraph 5(f)), then, forthwith upon such issue or sale, the Series D Conversion Price shall be reduced to the consideration per share received by the Corporation for such issue or sale; provided that if such issue or sale was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.01 of consideration for all such shares of Common Stock issued or sold.

Except as provided in subparagraphs 5(e) and 5(f), if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5(d)(i) through 5(d)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale (such Series C Conversion Price being appropriately adjusted to reflect the occurrence of any event described in subparagraph 5(f)), then, forthwith upon such issue or sale, the Series C Conversion Price shall be reduced to the price obtained by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding (including, for this purpose, shares of Common Stock issuable upon conversion of the Preferred Stock and all outstanding Options and Convertible Securities) immediately prior to such issue or sale (the “Outstanding Shares”) multiplied by the then Series C Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) an amount equal to the sum of (a) the Outstanding Shares and (b) the total number of shares of Common Stock issuable in such issue or sale. Except as provided in subparagraphs 5(e) and 5(f), if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5(d)(i) through 5(d)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale (such Series B Conversion Price being appropriately adjusted to reflect the occurrence of any event described in subparagraph 5(f)), then, forthwith upon such issue or sale, the Series B Conversion Price shall be reduced to the price obtained by dividing (i) an amount equal to the sum of (a) the Outstanding Shares multiplied by the then Series B Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) an amount equal to the sum of (a) the Outstanding Shares and (b) the total number of shares of Common Stock issuable in such issue or sale. Except as provided in subparagraphs 5(e) and 5(f), if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5(d)(i) through 5(d)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale (such Series A Conversion Price being appropriately adjusted to reflect the occurrence of any event described in subparagraph 5(f)), then, forthwith upon such issue or sale, the Series A Conversion Price shall be reduced to the price obtained by dividing (i) an amount equal to the sum of (a) the

Outstanding Shares multiplied by the then Series A Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) an amount equal to the sum of (a) the Outstanding Shares and (b) the total number of shares of Common Stock issuable in such issue or sale.

No adjustment in the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price or Series A Conversion Price shall be made as the result of the issuance or deemed issuance of shares of Common Stock if prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds (66 2/3%) of the voting power of the then outstanding shares of Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of shares of Common Stock.

For purposes of this subparagraph 5(d), the following subparagraphs 5(d)(i) to 5(d)(vii) shall also be applicable:

(i) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and/or the Series A Conversion Price, as the case may be, in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 5(d)(iii), no adjustment of the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and/or the Series A Conversion Price, as the case may be, shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and/or the Series A Conversion Price, as the case may be, in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 5(d)(iii), no adjustment of the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and/or the Series A Conversion Price, as the case may be, shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and/or the Series A Conversion Price, as the case may be, have been or are to be made pursuant to other provisions of this subparagraph 5(d), no further adjustment of the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and/or the Series A Conversion Price, as the case may be, shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 5(d)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5(d)(i) or 5(d)(ii), or the rate at which Convertible Securities referred to in subparagraph 5(d)(i) or 5(d)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and/or the Series A Conversion Price, as the case may be, in effect at the time of such event shall each forthwith be readjusted to the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and/or the Series A Conversion Price, as the case may be, which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, changed amount of additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration or cancellation of any such

Option or the termination or cancellation of any right to convert or exchange such Convertible Securities, the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and/or the Series A Conversion Price, as the case may be, then in effect hereunder shall each forthwith be increased to the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and/or the Series A Conversion Price, as the case may be, which would have been in effect at the time of such expiration or cancellation or termination had such Option, to the extent outstanding immediately prior to such expiration or cancellation or termination, never been issued.

(iv) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to subparagraph 5(f)), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(v) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration at the time of such issue as determined in good faith by the Board of Directors of the Corporation (including the approval of the Preferred Directors), without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation (including the approval of the Preferred Directors).

(vi) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 5(d).

(e) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price or the Series A Conversion Price in the case of the issuance of (i) shares of Common Stock issuable upon conversion of the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock or the Series A Preferred Stock, including shares issuable upon conversion of the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock or the Series A Preferred Stock as a result of the adjustment of the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price or the Series A Conversion Price, as applicable, pursuant to the provisions of this Paragraph 5, (ii) Reserved Employee Shares (as defined in Paragraph 4), and options to purchase the Reserved Employee Shares, (iii) shares of Common Stock issued as a dividend on the Preferred Stock, (iv) shares of Common Stock issued by reason of a stock split or dividend on the Common Stock, (v) shares of Common Stock issued in connection with business combinations or corporate partnering arrangements approved by a majority of the Board of Directors (including the Preferred Directors), (vi) shares of Common Stock and options or warrants to purchase Common Stock, including shares of Common Stock issuable upon the exercise of any such options or warrants, issued to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or other similar financing, that are approved by a majority of the Board of Directors, such approval to include the approval of the Preferred Directors, (vii) shares of Common Stock issued to (A) licensors to the Company of technology or patents, (B) collaborative partners of the Company or (C) licensees of the Company in connection with the development or commercialization of the Company’s products; provided, however, that in each case such issuances are approved by a majority of the Board of Directors, such approval to include the approval of the Preferred Directors, (viii) shares of Series D Preferred Stock issued pursuant to the Series D Convertible Preferred Stock Purchase Agreement, dated on or about the date of this Fifth Amended and Restated Certificate of Incorporation, as such Agreement may be amended from time to time, and (ix) shares issued on or prior to the date on which the first share of the Series D Preferred Stock was issued (the “Series D Original Issue Date”).

(f) Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(g) Reorganization or Reclassification. If any capital reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other similar transaction (any such transaction being referred to herein as an “Organic Change”) shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock and if the holders of Preferred Stock elect pursuant to Paragraph 3(e) to treat such Organic Change as an Organic Change under this Paragraph 5(g) rather than as a Liquidation Event under Paragraph 3, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for such number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon the conversion of such shares of Preferred Stock had such Organic Change not taken place, and in any case of a reorganization or reclassification appropriate provisions shall be made with respect to the rights and interests of such holder to the effect that the provisions hereof (including without limitation provisions for adjustments of the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and the Series A Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(h) Notice of Adjustment. Upon any adjustment of the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price or the Series A Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission, addressed to each holder of shares of each series so adjusted at the address of such holder as shown on the books of the Corporation, which notice shall state the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price or the Series A Conversion Price, as applicable, resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

(i) Other Notices. In case at any time:

(1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or reputable overnight delivery (such as FedEx Corporation), addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the

Corporation, (a) at least 20 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

(j) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, except for restrictions on transfer imposed by Federal or state securities laws, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and Series A Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

(k) No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

(l) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

(m) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock, in any manner which interferes with the timely conversion of such Preferred Stock except as may otherwise be required to comply with applicable securities laws.

(n) Definition of Common Stock. As used in this Paragraph 5, the term “Common Stock” shall mean and include the Corporation’s authorized Common Stock, par value $.01 per share, as constituted on the date of filing of this Fifth Amended and Restated Certificate of Incorporation.

(o) Mandatory Conversion. All outstanding shares of Preferred Stock shall automatically convert into shares of Common Stock at the effective conversion rates determined pursuant to subparagraph 5(a) upon either (i) the closing of a firm commitment underwritten public offering of shares of Common Stock in which (A) the aggregate gross proceeds from such offering to the Corporation is at least $25,000,000 and (B) the price paid by the public for such shares is at least $5.00 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 5(f) or other similar recapitalization) (a “Qualified Public Offering”) or (ii) the election by the holders of at least two-thirds (66 2/3%) of the voting power of the then outstanding shares of Preferred Stock (such date pursuant to either (i) or (ii), the “Mandatory Conversion Date”).

All holders of record of shares of Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Paragraph 5(o). Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or reputable overnight delivery service, to each record holder of Preferred Stock. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Paragraph 5(o). On the Mandatory Conversion Date, all outstanding shares of Preferred Stock shall, without the need for any action by the holders of such shares, be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Paragraph 5(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of such series of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock accordingly.

6. Redemption. The Corporation shall not have the right to call or redeem at any time all or any shares of Preferred Stock. The shares of Preferred Stock shall be redeemed as follows:

(a) Optional Redemption. Upon the election of the holders of at least two-thirds (66 2/3%) of the voting power of the then outstanding shares of Preferred Stock, by giving notice (the “Notice”) to the Corporation at any time on or after the fifth (5th) anniversary of the Series D Original Issue Date, the Corporation shall be required to redeem all of the outstanding shares of Preferred Stock on the Redemption Date. Upon receipt of the Notice, the Corporation will so notify all other persons holding Preferred Stock. After receipt of the Notice, the Corporation shall fix the date for redemption (the “Redemption Date”), provided that such Redemption Date shall occur within ninety (90) days after receipt of the Notice. All holders of Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Preferred Stock duly endorsed for transfer to the Corporation (if required by it) on or before the Redemption Date.

(b) Redemption Price and Payment. The Series D Preferred Stock shall be redeemed by paying for each share, in cash, an amount equal to the Series D Liquidation Preference Payment (such amount the “Series D Redemption Price”). The Series C Preferred Stock shall be redeemed by paying for each share, in cash, an amount equal to the Series C Liquidation Preference Payment (such amount, the “Series C Redemption Price”). The Series B Preferred Stock shall be redeemed by paying for each share, in cash, an amount equal to the Series B Liquidation Preference Payment (such amount the “Series B Redemption Price”). The Series A Preferred Stock shall be redeemed by paying for each share, in cash, an amount equal to the Series A Liquidation Preference Payment (such amount, the “Series A Redemption Price”). Such payments shall be made in full on the Redemption Date to the holders entitled thereto.

(c) Redemption Mechanics. At least 20 but not more than 30 days prior to the Redemption Date, written notice (the “Redemption Notice”) shall be given by the Corporation by mail, postage prepaid, or by reputable overnight delivery service, to each holder of record (at the close of business on the business day immediately preceding the day on which the Redemption Notice is given) of shares of Preferred Stock notifying such holder of the redemption and specifying the Series D Redemption Price, the Series C Redemption Price, the Series B Redemption Price or the Series A Redemption Price, as applicable, the Redemption Date and the place where said Series D Redemption Price, Series C Redemption Price, Series B Redemption Price or Series A Redemption Price, as applicable, shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Series D Redemption Price, the Series C Redemption Price, the Series B Redemption Price or the Series A Redemption Price, as applicable, all rights of holders of the shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock (except the right to receive the Series D Redemption Price, the Series C Redemption Price, the Series B Redemption Price or the Series A Redemption Price, as applicable) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on the Redemption Date are insufficient to redeem the total number of outstanding shares of Preferred Stock, the holders of shares of Preferred Stock shall share ratably on a pari passu basis in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock such funds will be used, as soon as practicable, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

(d) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Preferred Stock redeemed pursuant to this Paragraph 6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock.

7. Corporate Opportunity. In the event that a director of the Corporation who is also a partner or employee of a holder of Preferred Stock acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and such holder of Preferred Stock, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates, if such director acts in a manner consistent with the following policy: a corporate opportunity offered to any person who is a director of the Corporation, and who is also a partner or employee of a holder of Preferred Stock shall belong to such holder of Preferred Stock, unless such opportunity was expressly offered to such person solely in his or her capacity as a director of the Corporation.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

ARTICLE VII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) liability based on a breach of the duty of loyalty to the Corporation or the stockholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation’s stock under Section 174 of the Delaware General Corporation Law or; (iv) liability for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation on personal liability provided herein, is limited to the fullest extent permitted by the amendment of the Delaware General Corporation Law. Any repeal or modification of this Article VII by the stockholders of the Corporation is prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VIII

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (each such person being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Paragraph 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Paragraphs 1 and 2 of this Article, or in defense of any claim issue or matter therein or on appeal from any such action, suit or proceeding he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such a claim, other than as provided below in this Paragraph 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice to the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

5. Advance of Expenses. Subject to the provisions of Paragraph 6 below, in the event that the Corporation does not assume the defense pursuant to Paragraph 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal from shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Paragraph 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Paragraph 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Paragraph 1 or 2, as the case may be. Such determination shall be made in each instance by (i) a majority of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (ii) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (iii) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (iv) a court of competent jurisdiction.

7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disruption thereof is made within the 60-day period referred to above in Paragraph 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Paragraph 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action suit, proceeding or investigation lancing out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set form in this Article and as limited by applicable law.

10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to Indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware,

12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in correction with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

15. Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE IX

The Corporation reserves the right to amend or repeal any provision contained in this Fifth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

* * * *

IN WITNESS WHEREOF, this Fifth Amended and Restated Certificate of Incorporation has been executed by John Pearce, the Corporation’s duly authorized officer, this 13th day of April, 2009.

DEMANDWARE, INC.

By:	/s/ John Pearce
John Pearce
President

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DEMANDWARE, INC. “, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MARCH, A.D. 2010, AT 10:04 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3765916 8100	/s/ Jeffrey W. Bullock
100320457	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online at corp. delware.gov/authver.shtml	AUTHENTICATION: 7894478
DATE: 03-26-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:04 AM 03/26/2010
FILED 10:04 AM 03/26/2010
SRV 100320457 – 3765916 FILE

CERTIFICATE OF AMENDMENT

TO THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DEMANDWARE, INC.

Demandware, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

The Board of Directors of the Corporation duly adopted by written consent a resolution, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, setting forth an amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware by written consent. The resolution setting forth the amendment is as follows:

RESOLVED: That the first paragraph of Article IV of the Fifth Amended and Restated Certificate of Incorporation be and hereby is amended and restated in its entirety and the following is inserted in lieu thereof:

Article IV: The total number of shares of stock that the Corporation shall have authority to issue is (i) 53,898,517 shares of preferred stock, par value $.01 per share (“Preferred Stock”), 9,564,000 shares of which shall be designated as Series A Convertible Preferred Stock, par value $.01 per share (“Series A Preferred Stock”), 11,165,557 shares of which shall be designated as Series B Convertible Preferred Stock, par value $.01 per share (“Series B Preferred Stock”), 16,234,236 shares of which shall be designated as Series C Convertible Preferred Stock, par value $.01 per share (“Series C Preferred Stock”), and 16,934,724 shares of which shall be designated as Series D Convertible Preferred Stock, par value $.01 per share (“Series D Preferred Stock”) and (ii) 77,000,000 shares of common stock, par value $.01 per share (“Common Stock”).

RESOLVED: That Article IV, Section B.4(g) of the Fifth Amended and Restated Certificate of Incorporation be and hereby is amended and restated in its entirety and the following is inserted in lieu thereof:

(g) Increase the number of shares of Common Stock reserved by the Corporation for issuance to employees, officers, consultants, advisors or consultants of the corporation pursuant to any plan, agreement or arrangement beyond 19,919,242 (such number appropriately adjusted to reflect the occurrence of any event described in subparagraph 5(f) the “Reserved Employee Shares”); or

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 26th day of March, 2010.

DEMANDWARE, INC.

By:	/s/ Thomas Ebling
Thomas Ebling
President

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DEMANDWARE, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF NOVEMBER, A.D. 2010, AT 9:48 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3765916 8100	/s/ Jeffrey W. Bullock
101050955	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: 8326206
DATE: 11-03-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:48 AM 11/03/2010
FILED 09:48 AM 11/03/2010
SRV 101050955 – 3765916 FILE

CERTIFICATE OF AMENDMENT

TO THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DEMANDWARE, INC.

Demandware, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

The Board of Directors of the Corporation duly adopted by written consent a resolution, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, setting forth an amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware by written consent. The resolution setting forth the amendment is as follows:

RESOLVED: That the first paragraph of Article IV of the Fifth Amended and Restated Certificate of Incorporation, as amended, be and hereby is amended and restated in its entirety and the following is inserted in lieu thereof:

Article IV: The total number of shares of stock that the Corporation shall have authority to issue is (i) 54,206,421 shares of preferred stock, par value $.01 per share (“Preferred Stock”), 9,564,000 shares of which shall be designated as Series A Convertible Preferred Stock, par value $.01 per share (“Series A Preferred Stock”), 11,165,557 shares of which shall be designated as Series B Convertible Preferred Stock, par value $.01 per share (“Series B Preferred Stock”), 16,234,236 shares of which shall be designated as Series C Convertible Preferred Stock, par value $.01 per share (“Series C Preferred Stock”), and 17,242,628 shares of which shall be designated as Series D Convertible Preferred Stock, par value $.01 per share (“Series D Preferred Stock”) and (ii) 78,000,000 shares of common stock, par value $.01 per share (“Common Stock”).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 2nd day of November, 2010.

DEMANDWARE, INC.

By:	/s/ Thomas Ebling
Thomas Ebling
President

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DEMANDWARE, INC.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF JULY, A.D. 2011, AT 12:01 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:14 PM 07/08/2011
FILED 12:01 PM 07/08/2011
SRV 110802873 – 3765916 FILE

CERTIFICATE OF AMENDMENT

TO THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DEMANDWARE, INC.

Demandware, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

The Board of Directors of the Corporation duly adopted by written consent a resolution, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, setting forth an amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware by written consent. The resolution setting forth the amendment is as follows:

RESOLVED: That the first paragraph of Article IV of the Certificate of Incorporation be and hereby is amended and restated in its entirety and the following is inserted in lieu thereof:

“Article IV: The total number of shares of stock that the Corporation shall have authority to issue is (i) 54,206,421 shares of preferred stock, par value $.01 per share (“Preferred Stock”), 9,564,000 shares of which shall be designated as Series A Convertible Preferred Stock, par value $.01 per share (“Series A Preferred Stock”), 11,165,557 shares of which shall be designated as Series B Convertible Preferred Stock, par value $.01 per share (“Series B Preferred Stock”), 16,234,236 shares of which shall be designated as Series C Convertible Preferred Stock, par value $.01 per share (“Series C Preferred Stock”), and 17,242,628 shares of which shall be designated as Series D Convertible Preferred Stock, par value $.01 per share (“Series D Preferred Stock”) and (ii) 82,000,000 shares of common stock, par value $.01 per share (“Common Stock”).”

RESOLVED: That Article IV, Section B.4(g) of the Certificate of Incorporation be and hereby is amended and restated in its entirety and the following is inserted in lieu thereof:

“(g) Increase the number of shares of Common Stock reserved by the Corporation for issuance to employees, officers, consultants, advisors or consultants of the corporation pursuant to any plan, agreement or arrangement beyond 21,344,242 (such number appropriately adjusted to reflect the occurrence of any event described in subparagraph 5(f) the “Reserved Employee Shares”); or”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 8th day of July, 2011.

DEMANDWARE, INC.

By:	/s/ Scott J. Dussault
Scott J. Dussault Executive Vice President and Chief Financial Officer